Exhibit 99.1

Navsight Holdings, Inc. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing November 2, 2020

Reston, VA, October 29, 2020 (PRNewswire) -- Navsight Holdings, Inc. (NYSE: NSH.U) (the “Company”) today announced that holders of the Company’s public units sold in the Company’s initial public offering of 23,000,000 public units completed on September 14, 2020 may elect to separately trade the shares of Class A common stock and warrants included in the public units commencing on November 2, 2020. Each unit consists of one share of common stock and one-half (1/2) of one redeemable warrant of the Company. Each whole warrant entitles the holder to purchase one share of Class A common stock of the Company at a price of $11.50 per share. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. Accordingly, unless a holder of public units owns and separates in increments of two public units, such holder will receive and be able to trade only whole warrants (to the extent that the holder owns and separates in increments of more than one public unit), and will forfeit any fractional warrants upon separation of the public units.

Those public units not separated will continue to trade on the New York Stock Exchange under the symbol “NSH.U”. The Class A common stock and warrants will trade on the New York Stock Exchange under the symbols “NSH” and “NSH WS”, respectively. Holders of the public units will need to have their brokers contact American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, in order to separate the public units into shares of Class A common stock and warrants.

The public units were initially offered by the Company in an underwritten offering. Credit Suisse Securities (USA) LLC acted as the sole book-running manager for the offering. A registration statement relating to the public units and the underlying securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 9, 2020.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus may be obtained for free from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com.

ABOUT NAVSIGHT HOLDINGS, INC.

NavSight Holdings, Inc. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, it intends to focus its search on identifying a prospective target business that provides expertise and technology to U.S. government customers in support of their national security, intelligence and defense missions.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. No assurance can be given as to the consummation of any business combination or the terms thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Source: Navsight Holdings, Inc.

Contact

Jack Pearlstein

jack@navsight.com